EXHIBIT 99.2

NEWS RELEASE

For Immediate Release

Contact:           Greg Grosvenor, Vice President & Chief Financial Officer, 312-466-3966 AM-CH, Inc.

AM-CH, Inc. Announces Filing of Certificate of Dissolution and Expected Closing of Stock Transfer Books

CHICAGO, February 2, 2005 – AM-CH, Inc. (OTCBB: AGMX) announced that it filed a certificate of dissolution today with the Secretary of State of the State of Delaware in accordance with the plan of dissolution approved by the stockholders on September 10, 2004.

As a result, the Company’s stock transfer books are expected to be closed as of the end of trading on February 7, 2005, and it expects to cease the issuance and recording of the transfer of shares of its common stock and preferred stock as of such date.  The record date for purposes of determining stockholders who will be eligible to participate in any distributions made by the Company in connection with its dissolution is February 7, 2005.

Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.